CONTACT:
U.S. Physical Therapy, Inc.
Larry McAfee, Chief Financial Officer
Chris Reading, Chief Executive Officer
(713) 297-7000
Three Part Advisors
Joe Noyons
(817) 778-8424

U.S. Physical Therapy Reports
 Third Quarter and Nine Months Results

Houston, TX, November 3, 2016 – U.S. Physical Therapy, Inc. ("USPH") (NYSE: USPH), a national operator of outpatient physical therapy clinics, today reported results for the quarter and nine months ended September 30, 2016.

USPH's net revenues in the third quarter of 2016 increased 5.1% to $88.3 million from $84.0 million in the third quarter of 2015. Income before taxes including non-controlling interests was $11.8 million as compared to $11.7 million in the comparable 2015 period. Due primarily to a higher estimated accrued tax rate of 39.8% for the recent quarter as compared to 38.6% in the third quarter of 2015, the income attributable to common shareholders from operations prior to revaluation of redeemable non-controlling interests, net of tax ("operating results") declined slightly to $5.7 million from $5.8 million. Diluted earnings per share from operating results was $0.46 in the third quarter of 2016 as compared to $0.47 in the third quarter of 2015.

USPH's net revenues for the first nine months of 2016 increased 8.6% to $265.7 million from $244.6 million in the first nine months of 2015. USPH's operating results for the first nine months of 2016 increased 11.2% to $18.1 million as compared to $16.3 million in the first nine months of 2015. Diluted earnings per share from operating results were $1.45 for the 2016 period as compared to $1.32 in the comparable 2015 period.

Third Quarter 2016 Compared to Third Quarter 2015

•
Net revenues increased $4.3 million or 5.1% from $84.0 million in the third quarter of 2015 to $88.3 million in the third quarter of 2016, due to an increase in total patient visits of 5.2% from 782,100 to 822,500 and an increase in the average net revenue per visit to $105.06 for the 2016 third quarter from $105.04 for the 2015 third quarter. Net revenues from new clinics opened or acquired in the 12 months prior to September 30, 2016 was $5.2 million.

U.S. Physical Therapy Press Release	Page 2
November 3, 2016

•
Total clinic operating costs were $68.7 million, or 77.7% of net revenues, in the third quarter of 2016, as compared to $65.2 million, or 77.5% of net revenues, in the 2015 period. Of the net $3.5 million expense increase, $4.1 million was attributable to operating costs of new clinics opened or acquired in the 12 months prior to September 30, 2016 offset by a decrease of $0.6 million in operating costs of clinics opened or acquired prior to September 30, 2015. Total clinic salaries and related costs, including those from new clinics, were 56.4% of net revenues in the recent quarter versus 55.4% in the 2015 period. Rent, clinic supplies, contract labor and other costs as a percentage of net revenues were 20.2% for the recent quarter versus 20.7% in the 2015 period. The provision for doubtful accounts as a percentage of net revenues was 1.0% for the 2016 and 1.3% in the 2015 period.

•	The gross margin for the third quarter of 2016 was $19.7 million or 22.3%, as compared to $18.9 million, or 22.5% in the 2015 third quarter.

•
Corporate office costs were $7.6 million in the third quarter of 2016 compared to $6.9 million in the 2015 third quarter. Corporate office costs were 8.6% of net revenues for the 2016 third quarter compared to 8.2% of net revenues for the 2015 period.

•	Operating income for the third quarter of 2016 was $12.1 million or 13.6% compared to $11.9 million or 14.2% in the 2015 third quarter.

•	Interest expense was $0.3 million in the third quarter of 2016 and in the third quarter of 2015.

•
The provision for income taxes for the 2016 period was $3.8 million and for the 2015 period $3.7 million. The provision for income taxes as a percentage of income before taxes less net income attributable to non-controlling interest was 39.8% in the 2016 third quarter and 38.6% in the 2015 third quarter.

•	Net income attributable to non-controlling interests was $2.3 million in the recent quarter as compared to $2.2 million in the year earlier period.

•
Operating results attributable to common shareholders for the three months ended September 30, 2016 was $5.7 million versus $5.8 million for the 2015 period. Diluted earnings per share from operating results were $0.46 for the 2016 period and $0.47 for the 2015 period.

•
Same store visits increased 1.2% for de novo and acquired clinics open for one year or more while same store revenue remained relatively the same as the average same store net rate per visit decreased by $1.16.

First Nine Months 2016 Compared to First Nine Months 2015

•
Net revenues increased 8.6% from $244.6 million in the first nine months of 2015 to $265.7 million in the first nine months quarter of 2016, due to an increase in total patient visits of 8.8% from 2,271,900 to 2,470,800 and offset by a slight decrease in the average net revenue per visit to $105.19 from $105.38. Net revenues from new clinics opened or acquired in the past 12 months was $12.1 million.

U.S. Physical Therapy Press Release	Page 3
November 3, 2016

•
Total clinic operating costs were $202.5 million, or 76.2% of net revenues, in the first nine months of 2016, as compared to $187.7 million, or 76.8% of net revenues, in the 2015 period. Of the $14.7 million expense increase $9.4 million was attributable to operating costs of new clinics opened or acquired in the past 12 months. Total clinic salaries and related costs, including those from new clinics, were 55.1% of net revenues for the 2016 versus 54.8% in the 2015 period. Rent, clinic supplies, contract labor and other costs as a percentage of net revenues were 19.9% for the 2016 first nine months versus 20.6% in the 2015 period. The provision for doubtful accounts as a percentage of net revenues was 1.1% for the 2016 and 1.3% in the 2015 period.

•	The gross margin for the first nine months of 2016 increased 11.2% to $63.2 million, or 23.8% of revenue, as compared to $56.9 million, or 23.2% of revenue, for the 2015 period.

•
Corporate office costs were $24.6 million in the first nine months of 2016 compared to $22.2 million in the 2015 period. Corporate office costs were 9.3% of net revenues for the 2016 first nine months compared to 9.1% of net revenues for the 2015 period.

•	Operating income for the first nine months of 2016 rose 11.2% to $38.6 million compared to $34.7 million in the 2015 first nine months.
•	Interest expense was $1.0 million in the first nine months of 2016 and $0.8 million in the first nine months of 2015.
•
The provision for income taxes for the 2016 period was $12.0 million and for the 2015 period was $10.6 million. The provision for income taxes as a percentage of income before taxes less net income attributable to non-controlling interest was 39.8% in the 2016 first nine months and 39.5% in the 2015 first nine months.

•	Net income attributable to non-controlling interests was $7.6 million for the nine months of 2016 as compared to $7.0 million in the year earlier period.

•
Operating results attributable to common shareholders for the nine months ended September 30, 2016 rose 11.2% to $18.1 million as compared to $16.3 million for the nine months ended September 30, 2015. Diluted earnings per share from operating results were $1.45 for the 2016 period and $1.32 for the 2015 period.

•	Same store visits increased 3.7% for de novo and acquired clinics open for one year or more and same store revenue increased 3.0% as the average net rate per visit decreased by $0.82.

U.S. Physical Therapy Press Release	Page 4
November 3, 2016

Other Financial Measures

In the third quarter of 2016, the Company's Adjusted EBITDA was $13.1 million and $12.8 million in the 2015 third quarter. In the first nine months of 2016, the Company's Adjusted EBITDA grew by 11.7% to $40.9 million from $36.7 million in the 2015 first nine months.

In the third quarter of 2016 and 2015, operating results prior to equity-based compensation (a non-cash expense) was $6.5 million for both, and on a per share basis was $0.52 as compared to $0.53, respectively. In the first nine months of 2016, operating results prior to equity-based compensation, increased by 11.1% to $20.4 million versus $18.3 million for the 2015 first nine months, and on a per share basis grew to $1.63 from $1.48. (See schedule on page 10.)

Management's Comments

Chris Reading, Chief Executive Officer, said about the recent quarter, "While we got off to a slower than expected start in July, visits rebounded sequentially in August and September.  Additionally, our development activity is strong and we expect to finish this year with very solid de novo as well as acquisition-related growth."

U.S. Physical Therapy Declares Quarterly Dividend

The fourth quarterly dividend of 2016 for $0.17 per share will be paid on December 2, 2016 to shareholders of record as of November 18, 2016.

Third Quarter 2016 Conference Call

U.S. Physical Therapy's Management will host a conference call at 10:30 a.m. Eastern Time, 9:30 a.m. Central Time, on Thursday, November 3, 2016 to discuss the Company's Quarter Ended September 30, 2016 results. Interested parties may participate in the call by dialing 1-888-335-5539 or 973-582-2857 and entering reservation number 92445436  approximately 10 minutes before the call is scheduled to begin. To listen to the live call via web-cast, go to the Company's website at www.usph.com at least 15 minutes early to register, download and install any necessary audio software. The conference call will be archived and can be accessed until January 3, 2017.

U.S. Physical Therapy Press Release	Page 5
November 3, 2016

Forward-Looking Statements

This press release contains statements that are considered to be forward-looking within the meaning under Section 21E of the Securities Exchange Act of 1934, as amended. These statements contain forward-looking information relating to the financial condition, results of operations, plans, objectives, future performance and business of our Company. These statements (often using words such as "believes", "expects", "intends", "plans", "appear", "should" and similar words) involve risks and uncertainties that could cause actual results to differ materially from those we expect. Included among such statements may be those relating to new clinics, availability of personnel and the reimbursement environment. The forward-looking statements are based on our current views and assumptions and actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors, which include, but are not limited to:

•	changes as the result of government enacted national healthcare reform;
•	changes in Medicare guidelines and reimbursement or failure of our clinics to maintain their Medicare certification status;
•	revenue we receive from Medicare and Medicaid being subject to potential retroactive reduction;
•	business and regulatory conditions including federal and state regulations;
•	governmental and other third party payor investigations and audits;
•	compliance with federal and state laws and regulations relating to the privacy of individually identifiable patient information, and associated fines and penalties for failure to comply;
•	possible legal actions; which could subject us to increased operating costs and uninsured liabilities;
•	changes in reimbursement rates or payment methods from third party payors including government agencies and deductibles and co-pays owed by patients;
•	revenue and earnings expectations;
•	general economic conditions;
•	availability and cost of qualified physical and occupational therapists;
•	personnel productivity and retaining personnel;
•
competitive, economic or reimbursement conditions in our markets which may require us to reorganize or close certain operations and thereby incur losses and/or closure costs including the possible write-down or write-off of goodwill and other intangible assets;

•	acquisitions, purchase of non-controlling interests (minority interests) and the successful integration of the operations of the acquired businesses;
•	maintaining adequate internal controls;
•	maintaining necessary insurance coverage;
•	availability, terms, and use of capital; and
•	weather and other seasonal factors.

Many factors are beyond our control. Given these uncertainties, you should not place undue reliance on our forward-looking statements. Please see our periodic reports filed with the Securities and Exchange Commission for more information on these factors. Our forward-looking statements represent our estimates and assumptions only as of the date of this press release. Except as required by law, we are under no obligation to update any forward-looking statement, regardless of the reason the statement is no longer applicable.

U.S. Physical Therapy Press Release	Page 6
November 3, 2016

About U.S. Physical Therapy, Inc.

Founded in 1990, U.S. Physical Therapy, Inc. operates 524 outpatient physical and occupational therapy clinics in 42 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages 22 physical therapy facilities for third parties, including hospitals and physician groups.

More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

U.S. Physical Therapy Press Release	Page 7
November 3, 2016

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Net patient revenues	$86,411	$82,154	$259,893	$239,412
Other revenues	1,933	1,895	5,789	5,166
Net revenues	88,344	84,049	265,682	244,578
Clinic operating costs:
Salaries and related costs	49,868	46,594	146,509	134,044
Rent, clinic supplies, contract labor and other	17,885	17,428	52,938	50,434
Provision for doubtful accounts	917	1,067	2,962	3,119
Closure costs	9	88	54	125
Total clinic operating costs	68,679	65,177	202,463	187,722
Gross margin	19,665	18,872	63,219	56,856
Corporate office costs	7,610	6,923	24,640	22,173
Operating income	12,055	11,949	38,579	34,683
Interest and other income, net	21	24	62	48
Interest expense	(326)	(255)	(954)	(765)
Income before taxes including non-controlling interests	11,750	11,718	37,687	33,966
Provision for income taxes	3,778	3,654	11,975	10,634
Net income including non-controlling interests	7,972	8,064	25,712	23,332
Less: net income attributable to non-controlling interests	(2,259)	(2,246)	(7,600)	(7,044)
Net income attributable to common shareholders	$5,713	$5,818	$18,112	$16,288

Basic earnings per share attributable to common shareholders:
From operations prior to revaluation of redeemable non-controlling interests, net of tax	$0.46	$0.47	$1.45	$1.32
Charges to additional paid-in-capital - revaluation of redeemable non-controlling interests, net of tax	-	-	-	(0.03)
Basic	$0.46	$0.47	$1.45	$1.29

Diluted earnings per share attributable to common shareholders:
From operations prior to revaluation of redeemable non-controlling interests, net of tax	$0.46	$0.47	$1.45	$1.32
Charges to additional paid-in-capital - revaluation of redeemable non-controlling interests, net of tax	-	-	-	(0.03)
Diluted	$0.46	$0.47	$1.45	$1.29

Shares used in computation:
Basic and diluted earnings per share - weighted average shares	12,520	12,421	12,494	12,382

Dividends declared per common share	$0.17	$0.15	$0.51	$0.45

U.S. Physical Therapy Press Release	Page 8
November 3, 2016

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

	September 30, 2016	December 31, 2015
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$15,024	$15,778
Patient accounts receivable, less allowance for doubtful accounts of $1,770 and $1,444, respectively	38,522	36,231
Accounts receivable - other, less allowance for doubtful accounts of $-0- and $198, respectively	2,272	2,388
Other current assets	10,800	5,785
Total current assets	66,618	60,182
Fixed assets:
Furniture and equipment	46,996	44,749
Leasehold improvements	26,206	25,160
	73,202	69,909
Less accumulated depreciation and amortization	55,760	53,255
	17,442	16,654
Goodwill	191,231	171,547
Other identifiable intangible assets, net	33,389	30,296
Other assets	1,221	1,234
	$309,901	$279,913

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable - trade	$2,181	$1,636
Accrued expenses	23,216	16,596
Current portion of notes payable	986	775
Total current liabilities	26,383	19,007
Notes payable	4,546	4,335
Revolving line of credit	36,000	44,000
Deferred rent	1,313	1,395
Deferred taxes	13,727	8,355
Other long-term liabilities	860	868
Total liabilities	82,829	77,960
Commitments and contingencies
Redeemable non-controlling interests	8,334	8,843
Shareholders' equity:
U.S. Physical Therapy, Inc. shareholders' equity:
Preferred stock, $.01 par value, 500,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value, 20,000,000 shares authorized, 14,734,963 and 14,635,874 shares issued, respectively	147	146
Additional paid-in capital	49,506	45,251
Retained earnings	160,746	149,016
Treasury stock at cost, 2,214,737 shares	(31,628)	(31,628)
Total U. S. Physical Therapy, Inc. shareholders' equity	178,771	162,785
Non-controlling interests	39,967	30,325
Total equity	218,738	193,110
	$309,901	$279,913

U.S. Physical Therapy Press Release	Page 9
November 3, 2016

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Nine Months Ended
	September 30, 2016	September 30, 2015
OPERATING ACTIVITIES
Net income including non-controlling interests	$25,712	$23,332
Adjustments to reconcile net income including non-controlling interests to net cash provided by operating activities:
Depreciation and amortization	6,210	5,656
Provision for doubtful accounts	2,962	3,119
Equity-based awards compensation expense	3,748	3,368
Loss (gain) on sale of fixed assets	31	3
Excess tax benefit from equity-based awards	(798)	(816)
Deferred income tax	5,688	3,181
Other	—	180
Changes in operating assets and liabilities:
Increase in patient accounts receivable	(2,548)	(4,148)
Decrease (increase) in accounts receivable - other	116	(145)
Increase in other assets	(4,979)	(1,485)
Increase (decrease) in accounts payable and accrued expenses	5,178	(3,766)
Increase in other liabilities	708	380
Net cash provided by operating activities	42,028	28,859

INVESTING ACTIVITIES
Purchase of fixed assets	(5,620)	(4,690)
Purchase of businesses, net of cash acquired	(12,958)	(14,434)
Acquisitions of non-controlling interests (including redeemable non-controlling interests)	(1,800)	(2,802)
Proceeds on sale of fixed assets, net	42	71
Net cash used in investing activities	(20,336)	(21,855)

FINANCING ACTIVITIES
Distributions to non-controlling interests (including redeemable non-controlling interests)	(8,271)	(6,836)
Cash dividends to shareholders - funded	(6,382)	(5,586)
Proceeds from revolving line of credit	128,000	75,000
Payments on revolving line of credit	(136,000)	(63,500)
Principal payments on notes payable	(592)	(616)
Tax benefit from equity-based awards	798	816
Other	1	5
Net cash used in financing activities	(22,446)	(717)

Net increase in cash and cash equivalents	(754)	6,287
Cash and cash equivalents - beginning of period	15,778	14,271
Cash and cash equivalents - end of period	$15,024	$20,558

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
Income taxes	$10,051	$5,659
Interest	$770	$616
Non-cash investing and financing transactions during the period:
Purchase of business - seller financing portion	$514	$1,240
Acquisition of non-controlling interest - seller financing portion	$500	$1,350
Revaluation of redeemable non-controlling interests	$—	$627
Sale of non-controlling interests	$(148)	$—

U.S. Physical Therapy Press Release	Page 10
November 3, 2016

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

ADJUSTED EBITDA AND ADJUSTED NET INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)

The following tables reconcile net income attributable to common shareholders calculated in accordance with accounting principles generally accepted in the United States of America ("GAAP"), to Adjusted EBITDA and Adjusted Net Income. Management believes providing Adjusted EBITDA and Adjusted Net Income to investors is useful information for comparing the Company's period-to-period results.  Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization and equity compensation expense. Adjusted Net Income is defined as net income attributable to common shareholders less equity-based compensation, net of tax.  Adjusted EBITDA and Adjusted Net Income are not measures of financial performance under GAAP. Adjusted EBITDA and Adjusted Net Income should not be considered in isolation or as an alternative to, or substitute for, net income attributable to common shareholders presented in the consolidated financial statements.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Net income attributable to common shareholders *	$5,713	$5,818	$18,112	$16,288

Adjustments:
Depreciation and amortization	2,052	1,982	6,210	5,656
Interest expense, net of interest income	305	231	892	717
Provision for income taxes	3,778	3,654	11,975	10,634
Equity-based awards compensation expense	1,264	1,162	3,748	3,368

Adjusted EBITDA	$13,112	$12,847	$40,937	$36,663

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Net income attributable to common shareholders *	$5,713	$5,818	$18,112	$16,288
Equity-based awards compensation expense, net of tax	761	713	2,256	2,038

Adjusted net income	$6,474	$6,531	$20,368	$18,326

Basic and diluted earnings per share attributable to common shareholders:	$0.52	$0.53	$1.63	$1.48

Shares used in computation:
Basic and diluted	12,520	12,421	12,494	12,382

* Prior to revaluation of redeemable non-controlling interests.

U.S. Physical Therapy Press Release	Page 11
November 3, 2016

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
RECAP OF CLINIC COUNT

Date	Number of Clinics

March 31, 2015	494
June 30, 2015	501
September 30, 2015	506
December 31, 2015	508

March 31, 2016	512
June 30, 2016	516
September 30, 2016	524